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                                                                    EXHIBIT 21.1

                         Subsidiaries of DonJoy, L.L.C.

       dj Orthopedics, LLC                   Delaware limited liability company

       DonJoy de Mexico, S.A. de C.V.        Mexican corporation



                       Subsidiaries of dj Orthopedics, LLC

       DJ Orthopedics Capital Corporation   Delaware corporation

       DonJoy de Mexico, S.A. de C.V.       Mexican corporation



               Subsidiaries of DJ Orthopedics Capital Corporation

       None.